UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

February 20, 2020

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue	North Charleston	South Carolina	29406
	(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of D. Michael Wilson as Chief Executive Officer, President and Director

On February 20, 2020, Ingevity Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) and D. Michael Wilson agreed that Mr. Wilson would resign from his position as Chief Executive Officer and President of the Company and member of the Board, effective as of February 20, 2020. The Board has established a CEO search committee to identify and select a permanent chief executive officer and president.

On the same date, the Company and Mr. Wilson entered into a Separation and Release Agreement (the “Separation Agreement”) that terminated that certain Severance and Change of Control Agreement between Mr. Wilson and the Company, dated March 1, 2017 (other than with respect to non-competition, non-solicitation, confidentiality and certain other restrictive covenants as specified in the Separation Agreement). Mr. Wilson will only be entitled to retain stock options that have previously become vested, performance-based restricted stock units with respect to which the performance period has been completed, and his vested account balance under the Ingevity Corporation Deferred Compensation Plan.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement.

Appointment of Chairman of the Board Richard B. Kelson as Interim Chief Executive Officer and Interim President

On February 20, 2020, the Board appointed Richard B. Kelson, 73, who has served as the Company’s Chairman of the Board since 2016, as Chief Executive Officer and President, effective as of February 20, 2020. It is expected that Mr. Kelson will serve in such roles until the appointment by the Board of a permanent chief executive officer and president. Mr. Kelson will continue to serve as the Company’s Chairman of the Board. In connection with his appointment to interim Chief Executive Officer and interim President, Mr. Kelson stepped down from his roles on the Board’s Compensation Committee and Nominating, Governance and Sustainability Committee.

In addition to compensation Mr. Kelson receives in his role as Chairman, he will be entitled to receive, as compensation for his service as interim Chief Executive Officer and interim President, a cash payment in the amount of $225,000 per month. The Company will also provide temporary housing and air travel, as well as reimbursement for commuting and other reasonable out-of-pocket expenses incurred by Mr. Kelson in connection with the performance of his duties as interim Chief Executive Officer and interim President.

Biographical and other information concerning Mr. Kelson is included in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 11, 2019 and is incorporated by reference herein.

Board Leadership

In connection with Mr. Kelson’s appointment to interim Chief Executive Officer, the Board determined to combine the roles of Chief Executive Officer and Chair of the Board. In accordance with the Company’s Corporate Governance Guidelines and Amended and Restated Bylaws, on February 20, 2020, Director Frederick J. Lynch was appointed as lead independent director of the Board.

ITEM 7.01. REGULATION FD DISCLOSURE

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION (Registrant)

Date: February 20, 2020	By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer, and Treasurer